UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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KCAP Financial, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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KCAP Financial, Inc.

295 Madison Avenue, 6th Floor
New York, New York 10017

June 5, 2015

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of KCAP Financial, Inc. to be held on Monday, July 20, 2015 at 10:00 a.m., local time, at the offices of KCAP Financial, Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017.

Details regarding the business to be conducted at the special meeting are more fully described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement.

It is important that your shares be represented at the special meeting. If you are unable to attend the special meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. Your vote is important.

Sincerely yours,

Dayl W. Pearson
President and Chief Executive Officer

KCAP Financial, Inc.
Special Meeting of Shareholders
New York, New York

July 20, 2015

Meeting begins at 10:00 a.m. • Doors open at 9:30 a.m.
Offices of KCAP Financial, Inc.
295 Madison Avenue, 6th Floor
New York, New York 10017

Principal executive offices of KCAP Financial, Inc.:
295 Madison Avenue, 6th Floor, New York, New York 10017
(212) 455-8300

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of KCAP Financial, Inc.:

Notice is hereby given that a Special Meeting of Shareholders of KCAP Financial, Inc. (“we,” “KCAP Financial” or the “Company”) will be held at the offices of the Company, 295 Madison Avenue, 6th Floor, New York, New York 10017 on Monday, July 20, 2015 at 10:00 a.m., local time, for the following purposes, which are more completely set forth in the accompanying proxy statement:

1.	To approve a proposal to authorize the Company, with approval of its Board of Directors, to sell shares of its common stock, par value $0.01 per share, at a price below the then current net asset value per share of such common stock, subject to certain limitations described in the proxy statement, including, but not limited to, the Company’s policy that it shall not seek approval from the Board of Directors to sell or otherwise issue more than 15% of the Company's then outstanding shares of common stock at a price below its then current net asset value per share; and
2.	To transact such other business as may properly come before the special meeting.

It is expected that the Notice of Special Meeting, this proxy statement and the form of proxy card will first be mailed to shareholders on or about June 8, 2015. On or about June 8, 2015, the Company will also begin mailing a Notice of Internet Availability of KCAP Financial’s Proxy Materials to shareholders informing them that this proxy statement and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

Shareholders of record at the close of business on May 21, 2015 are entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder Meeting To Be Held on July 20, 2015: The proxy statement is available at www.kcapfinancial.com.

By order of the Board of Directors,

Edward U. Gilpin
Secretary

June 5, 2015

YOUR VOTE IS IMPORTANT

We are offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone. Please see the proxy statement and the enclosed proxy for details about electronic voting. You are urged to date, sign and promptly return the enclosed proxy, or to vote electronically through the Internet or by telephone, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured at the special meeting. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. Voting your shares by the enclosed proxy, or electronically, does not affect your right to vote in person in the event you attend the special meeting. You are cordially invited to attend the special meeting, and KCAP Financial requests that you indicate your plans in this respect in the space provided on the enclosed form of proxy or as prompted if you vote electronically.

KCAP Financial, Inc.

Notice of Special Meeting of Shareholders,
Proxy Statement and Other Information

Contents

Page
INTRODUCTION	1
VOTING SECURITIES	2
PROPOSAL: TO AUTHORIZE THE COMPANY, WITH APPROVAL OF ITS BOARD OF DIRECTORS, TO SELL SHARES OF ITS COMMON STOCK AT A PRICE BELOW THE THEN CURRENT NET ASSET VALUE PER SHARE OF SUCH COMMON STOCK, SUBJECT TO CERTAIN LIMITATIONS DESCRIBED IN THIS PROXY STATEMENT, INCLUDING, BUT NOT LIMITED TO, THE COMPANY’S POLICY THAT IT SHALL NOT SEEK APPROVAL FROM THE BOARD OF DIRECTORS TO SELL OR OTHERWISE ISSUE MORE THAN 15% OF THE COMPANY’S THEN OUTSTANDING SHARES OF COMMON STOCK AT A PRICE BELOW ITS THEN CURRENT NET ASSET VALUE PER SHARE	3
CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS	11
OTHER MATTERS	13
SECTION 19(a) NOTICE TO STOCKHOLDERS	15

i

KCAP Financial, Inc.
295 Madison Avenue, 6th Floor
New York, New York 10017
(212) 455-8300

PROXY STATEMENT

INTRODUCTION

The enclosed proxy, for use at a Special Meeting of Shareholders (the “Special Meeting”) to be held at the offices of KCAP Financial, Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017 on Monday, July 20, 2015 at 10:00 a.m., local time, and any adjournments or postponements thereof, is being solicited on behalf of the Board of Directors (the “Board”) of the Company. As used in this proxy statement, the terms “we,” “us,” “our,” “Company” or “KCAP Financial” refer to KCAP Financial, Inc.

A shareholder may also choose to vote electronically by accessing the Internet site stated on the form of proxy or by using the toll-free telephone number stated on the form of proxy. The proxy may be revoked by the shareholder by giving notice of revocation to KCAP Financial in writing, by accessing the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy, or in person at the Special Meeting. A shareholder may also change his or her vote by executing and returning to the Company a later-dated proxy, by submitting a later-dated electronic vote through the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy or in person at the Special Meeting. All properly executed proxies received by the Board and all properly authenticated electronic votes recorded through the Internet or by telephone will be voted as directed by the shareholder. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the authorization of the Company, with approval of the Board, to sell shares of its common stock, par value $0.01 per share (“Common Stock”), at a price below the Company’s then current net asset value per share of such Common Stock, subject to certain limitations described in this proxy statement (the “Proposal”).

Because no routine discretionary matters for which broker non-votes may be submitted will be considered at the Special Meeting, broker non-votes, if any, will be treated as not present at the Special Meeting and, thus, not entitled to vote with respect to the Proposal.

KCAP Financial will bear the expense of the solicitation of proxies for the Special Meeting. Solicitation of proxies may be made by mail, personal interview or telephone by officers, directors and other employees of the Company and by employees of the Company’s transfer agent, American Stock Transfer & Trust Company (“AST”), and employees of Broadridge Financial Solutions, Inc. (“Broadridge”). The Company will reimburse AST, Broadridge and the Company’s banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in the preparation and mailing of proxy materials to shareholders. In addition, the Company has retained Alliance Advisors LLC, a professional proxy soliciting firm, to assist in the solicitation of proxies and will pay such firm a fee estimated to be $50,000, plus reimbursement of out-of-pocket expenses.

The Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders that vote through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the shareholder.

It is expected that this proxy statement and the accompanying Notice of Special Meeting of Shareholders and proxy card will first be mailed to shareholders on or about June 8, 2015.

On or about June 8, 2015, the Company will also begin mailing a Notice of Internet Availability of KCAP Financial’s Proxy Materials to shareholders informing them that this proxy statement and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

VOTING SECURITIES

Voting Rights

The record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting was the close of business on May 21, 2015 (the “Record Date”). On the Record Date, there were 36,875,942 shares of Common Stock, the Company’s only voting securities, outstanding. Each share of Common Stock is entitled to one vote. Under the Company’s bylaws, the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting shall constitute a quorum for the transaction of business at the Special Meeting. Shares of Common Stock represented in person or by proxy, including shares which abstain, will be counted for purposes of determining whether a quorum is present. As broker non-votes will be treated as not present at the Special Meeting and, thus, as not entitled to vote with respect to the Proposal, broker non-votes (if any) will not be counted for quorum purposes.

Vote Required

The affirmative vote of:

(i)	the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting; and
(ii)	the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting that are not held by “affiliated persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Company is required to approve the Proposal.

For purposes of the Proposal, the 1940 Act defines “a majority of the outstanding shares” as: (i) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (ii) 50% of the outstanding voting securities of the Company, whichever is less.

Abstentions and broker non-votes (if any) will have the effect of a vote against the Proposal. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of the Proposal. If the Proposal is not approved, the Board will consider alternatives available at that time.

Additional Solicitation

If there are not enough votes to approve the proposals at the Special Meeting, the shareholders who are represented may adjourn the Special Meeting to permit the further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those shares that are represented at the Special Meeting in person or by proxy, whether or not a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against proposals, to permit the further solicitation of proxies. Abstentions and broker non-votes, if any, will not have any effect on the result of the vote for adjournment. If the proposals are not approved, the Board will consider alternatives available at that time.

PROPOSAL TO AUTHORIZE THE COMPANY, WITH APPROVAL OF ITS BOARD OF DIRECTORS, TO SELL SHARES OF ITS COMMON STOCK AT A PRICE BELOW THE THEN CURRENT NET ASSET VALUE PER SHARE OF SUCH COMMON STOCK, SUBJECT TO CERTAIN LIMITATIONS DESCRIBED IN THIS PROXY STATEMENT, INCLUDING, BUT NOT LIMITED TO, THE COMPANY’S POLICY THAT IT SHALL NOT SEEK APPROVAL FROM THE BOARD OF DIRECTORS TO SELL OR OTHERWISE ISSUE MORE THAN 15% OF THE COMPANY’S THEN OUTSTANDING SHARES OF COMMON STOCK AT A PRICE BELOW ITS THEN CURRENT NET ASSET VALUE PER SHARE.

The Company is an internally managed, non-diversified closed-end investment company that has elected to be regulated as a business development company (a “BDC”) under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its Common Stock at a price below the then current net asset value (“NAV”) per share of such Common Stock, subject to certain exceptions. One of these exceptions permits the sale of Common Stock at a price below the then current net asset value per share of such Common Stock if the sale is approved by holders of a majority of the Company’s outstanding voting securities and by the holders of a majority of the Company’s outstanding voting securities who are not “affiliated persons” (as defined in the 1940 Act) of the Company within one year immediately prior to any such sale.

Pursuant to the Proposal, the Company is seeking the approval of its shareholders so that it may, in one or more public or private offerings of its Common Stock, sell or otherwise issue shares of its Common Stock at a price below the then current net asset value per share of such Common Stock, subject to certain conditions discussed below, including, but not limited to, the Company’s policy that it shall not seek approval from the Board of Directors to sell or otherwise issue more than 15% of the Company's then outstanding shares of common stock at a price below its then current net asset value per share. Such a sale may be to third parties, current shareholders or affiliates of the Company. If approved, the authorization would be effective for a period expiring on the earlier of the one-year anniversary of the date of the shareholder approval or the date of our 2016 annual meeting of shareholders.

Reasons for Approval

As a BDC and a regulated investment company (RIC) for tax purposes, the Company is dependent on its ability to raise capital through the issuance of common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, BDCs must comply with an asset to debt ratio requirement that prohibits the Company from incurring debt or issuing senior securities if the ratio is greater than 2:1. Therefore, to continue to build the Company’s investment portfolio, and thereby support maintenance and growth of the Company’s dividends, the Company strives to maintain consistent access to capital through the public and private equity markets enabling it to take advantage of investment opportunities as they arise.

Even though the underlying performance of a particular portfolio company may not indicate an impairment or its inability to repay all principal and interest in full, volatility in the capital markets may negatively impact the valuations of investments and result in unrealized write-downs of those investments. These unrealized write-downs, as well as unrealized write-downs based on the underlying performance of the Company's portfolio companies, if any, negatively impact the value of the Company’s investments and the resulting asset to debt ratio.

Exceeding the 2:1 asset to debt ratio could have severe negative consequences for a BDC, including the inability to pay dividends, breaching debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will exceed this ratio, the markets it operates in and the general economy may be volatile and uncertain. Volatility in the capital markets could result in negative pressure on investment valuations, potentially negatively impacting the value of the Company’s investments and the Company's asset to debt ratio.

Dislocations and more frequent volatility in the credit markets have in the past created, and may in the future create, favorable opportunities to invest at attractive risk-adjusted returns. While the current market is not experiencing market dislocation and volatility, there can be no assurance that they will not worsen again in the future. If these adverse market conditions return, the Company and other companies in the financial services sector may not have access to sufficient debt and equity capital in order to take advantage of favorable investment opportunities. In addition, the debt capital that will be available, if any, may be at a higher cost and on less favorable terms and conditions in the future.

Without the approval of a majority of its common stockholders to sell stock at prices below its current NAV, the Company would be precluded from selling shares of its common stock to raise capital during periods where the market price for its common stock is below its current NAV and may be precluded from selling shares when the market price for its common stock is not sufficiently above its current NAV so that the price at which shares would be sold, net of underwriting discounts or commissions, would not be less than its current NAV.

The Company believes that having the flexibility to issue its common stock below NAV in certain instances will benefit all of its stockholders. The Company expects that it will be periodically presented with attractive opportunities that require the Company to make an investment commitment quickly. As discussed above, the Company may not have sufficient access to capital to take advantage of investment opportunities presented to it unless it is able to quickly raise additional capital. In the future, the market value of the Company’s common stock may trade below NAV resulting in a net price per share below NAV, which has not been uncommon for BDCs like the Company. Alternatively, the Company’s NAV could increase without a commensurate increase in the Company’s stock price.

The ability to issue shares below NAV also minimizes the likelihood that the Company would consider selling assets it would not otherwise sell at times that may be disadvantageous to the Company.

Further, to the extent the Company issues shares of its common stock below NAV in a publicly registered transaction, the Company’s market capitalization and the number of its publicly tradable common stock will increase, thus potentially affording all common stockholders greater liquidity.

The following table sets forth the range of high and low closing prices of our Common Stock as reported on The Nasdaq Global Select Market since our initial public offering and the closing sales price as a percentage of net asset value. On June 3, 2015, the last reported closing sale price of our Common Stock was $6.19 per share.

The stock quotations are inter-dealer quotations and do not include markups, markdowns or commissions and as such do not necessarily represent actual transactions.

		Price Range		Premium/(Discount) of High Sales Price to NAV	Premium/(Discount) of Low Sales Price to NAV
	NAV(1)	High	Low
2006
Fourth Quarter (December 11, 2006 through December 31, 2006)	$14.29	$17.45	$15.79	22.1%	10.5%
2007
First Quarter (January 1, 2007 through March 31, 2007)	$14.78	$18.00	$15.05	21.8%	1.8%
Second Quarter (April 1, 2007 through June 30, 2007)	$15.39	$19.68	$15.75	27.9%	2.3%
Third Quarter (July 1, 2007 through September 30, 2007)	$14.77	$19.10	$13.65	29.3%	(7.6)%
Fourth Quarter (October 1, 2007 through December 31, 2007)	$14.38	$15.49	$10.00	7.7%	(30.5)%
2008
First Quarter (January 1, 2008 through March 31, 2008)	$13.98	$12.99	$9.56	(7.1)%	(31.6)%
Second Quarter (April 1, 2008 through June 30, 2008)	$12.99	$13.35	$9.41	2.8%	(27.6)%
Third Quarter (July 1, 2008 through September 30, 2008)	$12.65	$11.01	$8.07	(13.0)%	(36.2)%
Fourth Quarter (October 1, 2008 through December 31, 2008)	$9.03	$8.41	$3.14	(6.9)%	(65.2)%

		Price Range		Premium/(Discount) of High Sales Price to NAV	Premium/(Discount) of Low Sales Price to NAV
	NAV(1)	High	Low
2009
First Quarter (January 1, 2009 through March 31, 2009)	$9.41	$4.30	$1.26	(54.3)%	(86.6)%
Second Quarter (April 1, 2009 through June 30, 2009)	$9.73	$6.32	$3.14	(35.0)%	(67.7)%
Third Quarter (July 1, 2009 through September 30, 2009)	$9.93	$6.71	$4.42	(32.4)%	(55.5)%
Fourth Quarter (October 1, 2009 through December 31, 2009)	$9.56	$5.99	$4.56	(37.3)%	(52.3)%
2010
First Quarter (January 1, 2010 through March 31, 2010)	$9.62	$5.71	$3.79	(40.6)%	(60.6)%
Second Quarter (April 1, 2010 through June 30, 2010)	$9.20	$5.88	$4.43	(36.1)%	(51.8)%
Third Quarter (July 1, 2010 through September 30, 2010)	$8.84	$6.69	$4.55	(24.3)%	(48.5)%
Fourth Quarter (October 1, 2010 through December 31, 2010)	$8.21	$7.10	$6.34	(13.5)%	(22.8)%
2011
First Quarter (January 1, 2011 through March 31, 2011)	$8.64	$8.58	$6.70	(0.7)%	(22.5)%
Second Quarter (April 1, 2011 through June 30, 2011)	$8.52	$8.16	$7.12	(4.2)%	(16.4)%
Third Quarter (July 1, 2011 through September 30, 2011)	$8.29	$8.26	$5.33	(0.4)%	(35.7)%
Fourth Quarter (October 1, 2011 through December 31, 2011)	$7.85	$6.85	$5.65	(12.7)%	(28.0)%
2012
First Quarter (January 1, 2012 through March 31, 2012)	$7.78	$7.34	$6.35	(5.7)%	(18.4)%
Second Quarter (April 1, 2012 through June 30, 2012)	$7.66	$7.26	$5.58	(5.2)%	(27.2)%
Third Quarter (July 1, 2012 through September 30, 2012)	$7.82	$9.36	$7.27	19.7%	(7.0)%
Fourth Quarter (October 1, 2012 through December 31, 2012)	$7.85	$9.67	$7.40	23.2%	(5.7)%
2013
First Quarter (January 1, 2013 through March 31, 2013)	$8.33	$10.89	$9.41	30.7%	13.0%
Second Quarter (April 1, 2013 through May 1, 2013)	$8.24	$11.26	$9.72	36.7%	18.0%
Third Quarter (July 1, 2013 through September 30, 2013)	$7.96	$11.10	$8.30	39.4%	4.3%
Fourth Quarter (October 1, 2013 through December 31, 2013)	$7.51	$8.97	$7.99	19.4%	6.4%

		Price Range		Premium/(Discount) of High Sales Price to NAV	Premium/(Discount) of Low Sales Price to NAV
	NAV(1)	High	Low
2014
First Quarter (January 1, 2014 through March 31, 2014)	$8.66	$8.66	$7.83	0%	(9.58)%
Second Quarter (April 1, 2014 through May 2, 2014)	$8.72	$8.72	$7.97	0%	(8.60)%
Third Quarter (July 1, 2014 through September 30, 2014)	$7.67	$8.54	$7.87	11.3%	2.6%
Fourth Quarter (October 1, 2014 through December 31, 2014)	$6.94	$8.59	$6.63	23.8%	(4.47)%
2015
First Quarter (January 1, 2015 through March 31, 2015)	$7.16	$7.68	$6.52	7.3%	(8.9)%
Second Quarter (April 1, 2015 through June 3, 2015)	$(2)	$6.40	$5.56	(2)%	(2)%

(1)	Net asset value per share is generally determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset value shown is based on outstanding shares at the end of the applicable period.
(2)	Net asset value has not yet been calculated for this period. We generally determine the net asset value per share of our Common Stock on a quarterly basis.

Although the Company has in the past experienced a share price above the net asset value per share, there can be no assurance that this will occur again, and, in fact, in recent periods the Company’s share price has been below the Company’s net asset value per share. The recent credit market dislocation and recession that impacted the U.S. and global economy led to significant stock market volatility, particularly with respect to the stock of financial services companies. During times of increased price volatility, the Company’s Common Stock may periodically trade at a smaller premium or below its net asset value, which is not uncommon for BDCs like the Company. The Company’s Common Stock at various times has traded below the net asset value. However, we believe that we may continue to have favorable opportunities to invest, including opportunities that, all else being equal, may increase net asset value over the longer-term, even if financed with the issuance of Common Stock below net asset value per share. Shareholder approval of the Proposal will provide the Company with greater flexibility to invest in such opportunities.

The Board believes that having the flexibility to issue its Common Stock at below net asset value in certain instances is in the best interests of shareholders. If the Company were unable to access the capital markets as attractive investment opportunities arise, the Company’s ability to grow over time and continue to pay steady or increasing dividends to shareholders could be adversely affected. It could also have the effect of forcing the Company to sell assets that the Company would not otherwise sell, and such sales could occur at disadvantageous times.

Dilutive Effect of the Issuance of Shares Below Net Asset Value

Before voting on the Proposal or giving proxies with regard to this matter, shareholders should consider the potentially dilutive effect on the net asset value of the issuance of shares of our Common Stock at a price less than net asset value. Any sale of Common Stock at a price below net asset value would result in an immediate dilution to existing shareholders on a per share basis. This dilution would include reduction in the net asset value as a result of the issuance of shares at a price below the net asset value and a decrease in a shareholder’s per share interest in the earnings and assets of the Company and per share voting interest in the Company. The Board has considered the potential dilutive effect of the issuance of shares at a price below the net asset value and will consider again such dilutive effect when considering whether to authorize any specific issuance of shares of Common Stock below net asset value. In the past, the Board has determined not to proceed with offerings of shares at a price below NAV in reliance on similar shareholder approval in circumstances where the Board believed that the then trading price of the Company’s common stock would result in excessive dilution to existing investors.

The 1940 Act establishes a connection between market price and net asset value because, when stock is sold at a market price below net asset value, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Shareholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of Common Stock proposed to be authorized for issuance, and thus any future issuance of Common Stock at a price below net asset value would dilute a shareholder’s holdings of Common Stock as a percentage of shares outstanding to the extent the shareholder does not purchase sufficient shares in the offering or otherwise to maintain the shareholder’s percentage interest. Further, if the shareholder does not purchase, or is unable to purchase, any shares to maintain the shareholder’s percentage interest, regardless of whether such offering is at a price above or below the then current net asset value, the shareholder’s voting power will be diluted.

The precise extent of any such dilution cannot be estimated before the terms of a Common Stock offering are set. As a general proposition, however, the amount of potential dilution will increase as the size of the offering increases. Another factor that will influence the amount of dilution in an offering is the amount of net proceeds that we receive from such offering. The Board would expect that the net proceeds to us will be equal to the price that investors pay per share, less the amount of any underwriting discounts and commissions and expenses of the offering.

The following example indicates how an offering would immediately affect the net asset value of our Common Stock based on the assumptions set forth below. It does not include any effects or influence on market share price due to changes in investment performance over time, dividend policy, increased trading volume or other qualitative aspects of the shares our Common Stock.

Examples of Dilutive Effect of the Issuance of Shares Below Net Asset Value

The following table illustrates the level of net asset value dilution that would be experienced by a nonparticipating shareholder in four different hypothetical common stock offerings of different sizes and levels of discount from net asset value per share, although it is not possible to predict the actual level of market price decline below net asset value per share that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that the issuer has 36,859,957 common shares outstanding, $504,753,533 in total assets and $240,830,098 in total liabilities. The current net asset value and net asset value per share are thus $263,923,435 and $7.16. The chart illustrates the dilutive effect on Stockholder A of (1) an offering of 1,842,998 shares of common stock (5% of the outstanding shares of common stock) at $6.80 per share after offering expenses and commission (a 5% discount from net asset value), (2) an offering of 3,685,996 shares of common stock (10% of the outstanding shares of common stock) at $6.44 per share after offering expenses and commissions (a 10% discount from net asset value), (3) an offering of 5,528,994 shares of common stock (15% of the outstanding shares of common stock) at $5.73 per share after offering expenses and commissions (a 20% discount from net asset value) and (4) an offering of 5,528,994 shares of common stock (15% of the outstanding shares of common stock) at $3.58 per share after offering expenses and commissions (a 50% discount from net asset value).

	Prior to Sale Below NAV	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 15% Offering at 20% Discount		Example 4 15% Offering at 50% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$6.80	—	$6.44	—	$5.73	—	$3.58	—
Net Proceeds per Share to Issuer	—	$6.46	—	$6.12	—	$5.44	—	$3.40	—
Decrease to Net Asset Value
Total Shares Outstanding	36,859,957	38,702,955	5.00%	40,545,953	10.00%	42,388,951	15.00%	42,388,951	15.00%
Net Asset Value per Share	$7.16	$7.13	(0.42)%	$7.07	(1.26)%	$6.94	(3.07)%	$6.67	(6.85)%
Dilution to Non-participating Shareholder
Shares Held by Shareholder A	36,859	36,859	—	36,859	—	36,859	—	36,859	—
Percentage Held by Shareholder A	0.10%	0.095%	(4.76)%	0.091%	(9.09)%	0.087%	(13.04)%	0.087%	(13.04)%
Total Net Asset Value Held by Shareholder A	$263,917	$262,805	(0.42)%	$260,593	(1.26)%	$255,801	(3.07)%	$245,850	(6.85)%
Total Investment by Shareholder A (Assumed to be $7.16 per Share)	$263,917	$263,917	—	$263,917	—	$263,917	—	$263,917	—
Total Dilution to Shareholder A (Total Net Asset Value Less Total Investment)	—	$(1,112)	—	$(3,323)	—	$(8,115)	—	$(18,067)	—
Per Share Amounts
Net Asset Value per Share Held by Shareholder A	—	$7.13	—	$7.07	—	$6.94	—	$6.67	—
Investment per Share Held by Shareholder A (Assumed to be $7.16 per Share on Shares Held Prior to Sale)	$7.16	$7.16	—	$7.16	—	$7.16	—	$7.16	—
Dilution per Share Held by Shareholder A (Net Asset Value per Share Less Investment per Share)	—	$(0.03)	—	$(0.09)	—	$0.22	—	$0.49	—
Percentage Dilution to Shareholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.42)%	—	(1.26)%	—	(3.07)%	—	(6.85)%

Net asset value is only one determinant of market value. We expect the market price of shares of Common Stock will incorporate a discount or premium factor based on the market assessment of a number of factors, including future earnings and the likelihood of those earnings supporting growth in our dividend yield.

Notwithstanding the dilutive effect of any equity financing on our net asset value, the Board has considered our need to obtain additional capital for investment and other factors discussed in this proxy statement. With more capital to invest, the Board believes that we would be able to make investments with more significant earnings and growth potential. The Board further believes that over time the value of the incremental assets available for investment, taken together with the other factors previously discussed, may be reflected positively in the market price of our shares and that such increases may exceed the initial dilutive effects that we are likely to experience in our net asset value due to offerings of shares of our Common Stock in accordance with the Proposal. In our view, the secondary market price of our Common Stock serves as an important indicator of the true economic impact on shareholders of any equity offering.

Conditions to Sales Below Net Asset Value

If shareholders approve the Proposal, the Company will only sell shares of its Common Stock at a price below the then current net asset value per share of such Common Stock if the following conditions are met:

•	a “required majority” of the Company’s directors have determined that any such sale would be in the best interest of the Company and its shareholders;
•	a “required majority” of the Company’s directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount; and
•	following such issuance, not more than 15% of the Company's then outstanding shares as of the date of stockholder approval will have been issued at a price below the Company’s then current NAV

A “required majority” of directors means both a majority of the Company’s directors who have no “financial interest” in the transaction and a majority of the Directors who are not “interested persons” of the Company within the meaning of Section 2(a)(19) of the 1940 Act (the “Independent Directors”). For these purposes, Directors will not be deemed to have a financial interest solely by their ownership of Company stock.

The Board may determine to issue shares of the Company’s Common Stock below net asset value of such Common Stock in a registered public offering or in a private placement either with or without an obligation to seek to register the resale thereof at the request of the holders. The Board may also determine to use an underwriter or placement agent to assist in selling such shares of Common Stock if it concludes that doing so would assist in marketing such securities on favorable terms.

Even if the Proposal is approved, the Company will not be required to sell any Common Stock.

Key Shareholder Considerations

Before voting on the Proposal or giving proxies with regard to this matter, shareholders should consider the potentially dilutive effect of the issuance of shares of the Company’s Common Stock at a price below the then current net asset value per share of such Common Stock. Any sale of Common Stock at a price below the then current net asset value per share of such Common Stock would result in an immediate dilution to existing common shareholders. This dilution would include reduction in the net asset value per share as a result of the issuance of shares at a price below the net asset value per share and a proportionately greater decrease in a shareholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. The Board will consider the potential dilutive effect when considering whether to authorize any such issuance. In the past, the Board has determined not to proceed with offerings of shares at a price below NAV in reliance on similar shareholder approval in circumstances where the Board believed that the then trading price of the Company’s common stock would result in excessive dilution to existing investors.

Shareholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the Common Stock proposed to be authorized for issuance, and thus any future issuance of Common Stock may dilute such shareholders’ holdings of Common Stock as a percentage of shares outstanding to the extent shareholders do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest. Further, if current shareholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current net asset value, their voting power will be diluted.

If the Proposal is approved by the shareholders, the Company will be permitted, but not required or otherwise obligated, to sell shares of its Common Stock at a price below the then current net asset value per share of such Common Stock until the earlier of the one-year anniversary of the date of the shareholder approval or the date of our 2016 annual meeting of shareholders. If the Proposal is not approved, the

Company may be unable to raise capital when it would be beneficial and desirable, or may be limited in the manner in which it raises capital (for example, by being required to utilize a rights offering).

The affirmative vote of:

(i)	the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting; and
(ii)	the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting that are not held by “affiliated persons” (as defined in the 1940 Act) of the Company is required to approve the Proposal.

For purposes of the Proposal, the 1940 Act defines “a majority of the outstanding shares” as: (i) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (ii) 50% of the outstanding voting securities of the Company, whichever is less.

Abstentions and broker non-votes (if any) will have the effect of a vote against the Proposal. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of the Proposal.

The Board recommends a vote “FOR” the proposal to authorize the company, subject to certain limitations described in this proxy statement, to sell shares of its common stock during the next year at a price below the Company’s then current net asset value per share of such common stock.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

No person is deemed to control us, as such term is defined in the 1940 Act.

The following table sets forth, as of June 3, 2015, information with respect to the beneficial ownership of our common stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors and each named executive officer; and
•	all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Common stock subject to options that are currently exercisable or exercisable within 60 days of June 3, 2015 are deemed to be outstanding and beneficially owned by the person holding such options. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 36,875,942 shares of our common stock outstanding as of June 3, 2015.

Unless otherwise indicated, to our knowledge, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder, except to the extent authority is shared by spouses under applicable law, and maintains an address of c/o KCAP Financial Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017.

Name and Address	Number of Shares	Percentage of Class	Dollar Range of Equity Securities ($)(1)
Directors and Executive Officers:
Independent Directors
C. Michael Jacobi(2)	39,000	*	$	>100,000
Christopher Lacovara(3)	580,134	1.57%	$	>100,000
Albert G. Pastino(2)	23,497	*	$	>100,000
C. Turney Stevens(2)	20,500	*	$	>100,000
John A. Ward III(4)	2,000	*		$1 – 10,000
Non-Independent Directors
Dean C. Kehler(5)	1,670,000	4.52%	$	>100,000
Dayl W. Pearson(6)	308,369	*	$	>100,000
Executive Officers
R. Jon Corless(7)	91,536	*	$	>100,000
Edward U. Gilpin(8)	135,027	*	$	>100,000
Jill Simeone(9)	30,902	—		$—
Daniel P. Gilligan(10)	67,732	*	$	>100,000
Directors and Executive Officers as a Group (11 persons)	2,968,967	8.05%

*	Less than 1%.
(1)	Based on the closing price of the Company’s common stock on June 3, 2015 ($6.19).
(2)	Includes (a) 15,000 shares of common stock issuable pursuant to options granted under the 2008 Non-Employee Director Plan that are currently exercisable to each of Messrs. Jacobi, Pastino and Stevens; and (b) 1,000 shares of common stock issuable as restricted stock granted on June 20, 2014 under the 2008 Non-Employee Director Plan, as amended (the “Amended and Restated Non-Employee Director Plan”) to each of Messrs. Jacobi, Pastino and Stevens. Fifty percent of the shares granted under the Amended and Restated Non-Employee Director Plan vested immediately on the grant date, and the remaining 50% will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date immediately preceding the 2015 annual meeting of the Company's shareholders (or meeting in lieu of the Company's annual meeting of shareholders), and in certain other circumstances.
(3)	Excludes shares of common stock held by the KKAT Entities. Mr. Lacovara is a member of the KKAT Entities and therefore may have a pecuniary interest in certain of the shares held by the KKAT Entities. Mr. Lacovara disclaims beneficial ownership of the shares held by the KKAT Entities except to the extent of their respective pecuniary interests therein. Includes 1,000 shares of common stock issuable as restricted stock granted on June 20, 2014 under the Amended and Restated Non-Employee Director Plan to Mr. Lacovara. Fifty percent of the shares granted under the Amended and Restated Non-Employee Director Plan vested immediately on the grant date, and the remaining 50% will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date immediately preceding the 2015 annual meeting of the Company's shareholders (or meeting in lieu of the Company's annual meeting of shareholders), and in certain other circumstances.
(4)	Includes 1,000 shares of common stock issuable as restricted stock granted on June 20, 2014 under the Amended and Restated Non-Employee Director Plan of which 50% vested immediately on the grant date, and the remaining 50% will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date immediately preceding the 2015 annual meeting of the Company's shareholders (or meeting in lieu of the Company's annual meeting of shareholders), and in certain other circumstances.
(5)	Includes shares from the 1,800,000 shares acquired by Mr. Kehler as consideration for his indirect sale of certain property and limited liability company interests in Trimaran Advisors, L.L.C. to KCAP Financial on February 29, 2012. Mr. Kehler indicated that he has sole dispositive and voting power over 725,000 of such shares which were delivered at the closing of the transaction.
(6)	Includes 92,593 shares of common stock issuable as restricted stock granted to Mr. Pearson on May 6, 2013 and 111,248 shares of common stock issuable as restricted stock granted on June 20, 2014. Such restricted stock was granted to Mr. Pearson under the 2006 Equity Incentive Plan, as amended (the “Equity Incentive Plan”) and for the 2013 grant, one half of such restricted stock will vest on each of the third and fourth anniversaries of the grant date. For the 2014 grant, the restricted stock will vest quarterly on each of the first four anniversaries of the grant date.
(7)	Includes 27,778 shares of common stock issuable as restricted stock granted to Mr. Corless on May 6, 2013, and 33,993 shares of common stock issuable as restricted stock granted on June 20, 2014. Such restricted stock was granted to Mr. Corless under the Equity Incentive Plan and for the 2013 grant, one half of such restricted stock will vest on each of the third and fourth anniversaries of the grant date. For the 2014 grant, the restricted stock will vest quarterly on each of the first four anniversaries of the grant date.
(8)	Includes 23,847 shares of common stock issuable as restricted stock granted to Mr. Gilpin on June 15, 2012, 55,556 shares of common stock issuable as restricted stock granted on May 6, 2013 and 55,624 shares of common stock issuable as restricted stock granted on June 20, 2014. Such restricted stock was granted to Mr. Gilpin under the Equity Incentive Plan and for the 2013 grant, one half of such restricted stock will vest on each of the third and fourth anniversaries of the grant date. For the 2014 grant, the restricted stock will vest quarterly on each of the first four anniversaries of the grant date.
(9)	Includes 30,982 shares of common stock issuable as restricted stock granted to Ms. Simeone on June 20, 2014 under the Equity Incentive Plan. For the 2014 grant, the restricted stock will vest quarterly on each of the first four anniversaries of the grant date.
(10)	Includes 27,778 shares of common stock issuable as restricted stock granted to Mr. Gilligan on May 6, 2013 and 30,902 shares of common stock issuable as restricted stock granted on June 20, 2014. Such restricted stock was granted to Mr. Gilligan under the Equity Incentive Plan for the 2013 grant, and one half of such restricted stock will vest on each of the third and fourth anniversaries of the grant date. For the 2014 grant, the restricted stock will vest quarterly on each of the first four anniversaries of the grant date.

The Board has established stock ownership guidelines pursuant to which the Company’s directors and executive officers are required to achieve and maintain minimum levels of stock ownership. Our Corporate Governance and Stock Ownership Guidelines may be found at http://www.kcapfinancial.com/under “Committees & Charters” in the “Corporate Governance” section of our website.

OTHER MATTERS

Attending the Special Meeting

The Special Meeting will take place at the offices of the Company, 295 Madison Avenue, 6th Floor, New York, New York 10017.

Shareholder Proposals

A shareholder wishing to submit a proposal for inclusion in the proxy statement for a special meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, should send such written proposal to the Corporate Secretary of the Company within a reasonable time before the solicitation of proxies for such meeting. There is no guarantee that any proposal submitted by a shareholder will be included in the proxy statement.

Communications to the Board

Shareholders may communicate with the Board or one or more directors by sending a letter addressed to the Board or to any one or more directors, c/o Corporate Secretary, KCAP Financial, Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017, in an envelope clearly marked “Shareholder Communication.” The Corporate Secretary’s office will forward such correspondence unopened to one or more members of the Board, unless the envelope specifies that it should be delivered to a specific director.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to KCAP Financial, Inc., Investor Relations, 295 Madison Avenue, 6th Floor, New York, New York 10017, or calling Investor Relations at (212) 455-8300.

Annual Report

The Company will furnish, without charge, a copy of its 2014 annual report, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, to a shareholder upon request directed to KCAP Financial, Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017, Attention: Edward U. Gilpin, Secretary or by telephone by calling collect at (212) 455-8300. The Annual Report with exhibits is also available at no cost through the SEC’s EDGAR database available at www.sec.gov.

Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder Meeting To Be Held on July 20, 2015: The proxy statement is available at www.kcapfinancial.com.

General Information

Management knows of no other business which may be properly brought before the Special Meeting. However, if any other matters shall properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. Shareholders may contact the Company by mail to KCAP Financial, Inc., Investor Relations, 295 Madison Avenue, 6th Floor, New York, New York 10017, or calling Jamie Lillis at (203) 428-3223 for directions to attend the Special Meeting and vote in person.

It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the meeting in person, you are urged to fill in, sign and return the proxy in the enclosed stamped, self-addressed envelope or to vote electronically or by telephone by using the toll-free telephone number stated on the form of proxy and as further described on page 1 of this proxy statement.

By order of the Board,
Edward U. Gilpin
Secretary

June 5, 2015

Section 19(a) Notice to Stockholders

The following table sets forth the amounts and the sources of the distributions paid by KCAP Financial, Inc. (the “Company”) to its stockholders since 2010:

	Year Ended December 31,
	2014	2013	2012	2011	2010
Distribution per share paid from:
Ordinary income	0.78	0.70	0.77	0.65	0.51
Tax return of capital	0.22	0.36	0.17	0.05	0.17
Total	1.00	1.06	0.94	0.70	0.68

For more information about the tax return of capital distributions discussed above, including certain errors in the historical financial statements of the Company for the fiscal years ended December 31, 2013, 2012 and 2011 primarily related to accounting errors in the recognition of tax-basis dividend income from, and unrealized gains/(losses) on, the Company’s investments in Katonah Debt Advisors, LLC and Trimaran Advisors, LLC, see the Company’s Form 10-K for the fiscal year ended December 31, 2014.

KCAP FINANCIAL, INC
ATTN: AMANDA KLEIN
295 MADISON AVENUE, 6TH FLOOR
NEW YORK, NY 10017

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
1 To approve a proposal to authorize the Company, with approval of its Board,to sell shares of its common stock, par value $0.01/share, at a price below current net asset value per share, subject to limitations described in the proxy statement including but not limited to: the Company shall not sell or otherwise issue more than 15% of the Company's shares of common stock.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000250946_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

KCAP FINANCIAL, INC
Special Meeting of Shareholders
July 20, 2015 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Dayl. W. Pearson and Edward U. Gilpin, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of KCAP FINANCIAL, INC. that the shareholder(s) is/are entitled to vote at the 2015 Special Meeting of shareholder(s) to be held at 10:00 AM, EDT on July 20, 2015, at the offices of the Company, 295 Madison Avenue, 6th Floor, New York, New York 10017, and any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote these shares unless you wither sign and return this card or vote electronically.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of the proposals.

Continued and to be signed on reverse side

0000250946_2 R1.0.0.51160

Voting items

The Board of Directors recommends you vote FOR the following proposal(s):

1 To approve a proposal to authorize the Company, with approval of its Board,to sell shares of its common stock, par value $0.01/share, at a price below current net asset value per share, subject to limitations described in the proxy statement including but not limited to: the Company shall not sell or otherwise issue more than 15% of the Company's shares of common stock.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B A R C O D E

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Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
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AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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